Exhibit 99.1

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November 29, 2023

PG&E Corporation Announces Upsize and Pricing of $1.9 Billion Convertible Senior Secured

Notes due 2027 to Prepay Portion of Existing Term Loan

OAKLAND, Calif. – PG&E Corporation (NYSE: PCG) announced the pricing of its offering of $1.9 billion aggregate principal amount of 4.25% Convertible Senior Secured Notes due 2027 (the “Convertible Notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”, reflecting an upsize of $400 million over the previously announced offering size). PG&E Corporation also granted to the initial purchasers of the Convertible Notes an option to purchase, for settlement within a 13-day period from, and including, the date on which the Convertible Notes are first issued, up to an additional $250 million aggregate principal amount of the Convertible Notes. The sale of the Convertible Notes is expected to close on December 4, 2023, subject to customary closing conditions.

PG&E Corporation expects that the net proceeds from the Convertible Notes will be approximately $1.876 billion (or approximately $2.123 billion if the initial purchasers exercise their option to purchase additional Convertible Notes in full), after deducting initial purchasers’ discounts and commissions and offering expenses payable by PG&E Corporation. PG&E Corporation intends to use the net proceeds from the offering of the Convertible Notes plus cash on hand to prepay $1.9 billion of the loans outstanding under its $2.75 billion secured term loan credit agreement entered into in June 2020 (the “term loan credit agreement”). If the initial purchasers exercise their option to purchase additional Convertible Notes, PG&E Corporation expects to use the net proceeds from the sale of the additional Convertible Notes plus cash on hand to prepay up to $250 million of the loans outstanding under the term loan credit agreement. On November 24, 2023, borrowings under the term loan credit agreement totaled approximately $2.66 billion. Such borrowings bear interest based at a floating rate (approximately 8.44% per annum on November 24, 2023). The term loan credit agreement matures on June 23, 2025, unless extended by PG&E Corporation pursuant to its terms.

The Convertible Notes will be general senior secured obligations of PG&E Corporation and will be secured on a first lien basis by the pledge of PG&E Corporation’s ownership interest in 100% of the shares of common stock of its principal subsidiary, Pacific Gas and Electric Company (the “Utility”), and any other shares of common stock of the Utility obtained by PG&E Corporation in the future and the certificates or instruments representing such shares of common stock (collectively, “Collateral”), subject to certain permitted liens.

The Convertible Notes will not initially be guaranteed by the Utility or any of PG&E Corporation’s other subsidiaries. The Convertible Notes will rank equal in right of payment with all of PG&E Corporation’s existing and future senior obligations; will rank effectively junior to all of PG&E Corporation’s existing and future senior secured obligations that are secured by assets other than the Collateral to the extent of the value of such assets securing such obligations; will rank effectively junior to all existing and future senior secured obligations under PG&E Corporation’s revolving credit facility to the extent of the value of the Collateral (up to an amount not to exceed $650 million), and equal with all of PG&E Corporation’s other existing and future senior secured obligations to the extent secured by the Collateral; will rank effectively senior to any of PG&E Corporation’s existing and future unsecured obligations to the extent of the value of the Collateral; will rank senior in right of payment to all of PG&E Corporation’s future subordinated indebtedness; and will be structurally subordinated to all indebtedness and other obligations (including trade payables, other secured and unsecured indebtedness and preferred stock obligations) of the Utility and all of PG&E Corporation’s other subsidiaries (other than any subsidiaries that may become guarantors in the future).

The Convertible Notes will mature on December 1, 2027, unless earlier converted or repurchased. The Convertible Notes will bear interest at a rate of 4.25% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024. Prior to the close of business on the business day immediately preceding September 1, 2027, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods. On or after September 1, 2027, the Convertible Notes will be convertible by holders at any time in whole or in part until the close of business on the business day immediately preceding the maturity date. PG&E Corporation will settle conversions of the Convertible Notes by paying or delivering, as the case may be, cash, shares of PG&E Corporation’s common stock, no par value (“Common Stock”), or a combination of cash and shares of Common Stock (“Combination Settlement”), at its election. PG&E Corporation’s current intent and policy is to settle conversions through Combination Settlement with a specified dollar amount (payable in cash) per $1,000 principal amount of Convertible Notes of $1,000.

The conversion rate for the Convertible Notes will initially be 43.1416 shares of Common Stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $23.18 per share of Common Stock). The initial conversion price of the Convertible Notes represents a premium of approximately 35.0% over the last reported sale price of PG&E Corporation’s common stock on The New York Stock Exchange on November 29, 2023. The conversion rate and the corresponding conversion price will be subject to adjustment in connection with some events but will not be adjusted for any accrued and unpaid interest. PG&E Corporation may not redeem the Convertible Notes prior to the maturity date.

If PG&E Corporation undergoes a fundamental change (other than an exempted fundamental change, each as defined in the indenture that will govern the Convertible Notes), subject to certain conditions, holders of the Convertible Notes may require PG&E Corporation to repurchase for cash all or any portion of their Convertible Notes at a repurchase price equal to 100% of the principal amount of Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the indenture that will govern the Convertible Notes). In addition, if certain corporate events occur, PG&E Corporation may be required, in certain circumstances, to increase the conversion rate for any Convertible Notes converted in connection with such corporate events by a specified number of shares of its Common Stock.

The offering is being made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any offers of the Convertible Notes will be made only by means of a private offering memorandum. None of the Convertible Notes or any shares of the Common Stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release is for informational purposes only and does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of the Utility, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the closing of the offering of the Convertible Notes and the expected use of proceeds from the offering. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s annual report on Form 10-K for the year ended December 31, 2022, its most recent quarterly report on Form 10-Q for the quarter ended September 30, 2023, and other reports filed with the SEC, which are available on the SEC’s website. PG&E Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.